Exhibit 8.1

ENEL AMÉRICAS S.A.

Santa Rosa 76

Santiago, Chile

June 27, 2019

Enel Américas S.A.

Santa Rosa 76

Santiago, Chile

Ladies and Gentlemen:

I am Tax Counsel of Enel Américas S.A., a publicly held stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (the “Company”), and have acted as Chilean tax counsel to the Company in connection with the prospectus supplement dated the date hereof (the “Prospectus Supplement”) to the prospectus dated the date hereof (the “Prospectus”) that is part of the Registration Statement on Form F-3 (Registration No. 333-232171) filed by the Company under the Securities Act of 1933, as amended (as amended or supplemented through the date hereof, the “Registration Statement”), for the registration of the offer and sale from time to time of the Company’s common stock, without par value, and rights to subscribe for shares of common stock through one or more preemptive rights offerings.

I hereby confirm that the statements with regard to Chilean tax law in the Prospectus Supplement under the caption “Taxation—Material Chilean Tax Consequences” are my opinion and constitute a fair and accurate summary of the matters set forth therein in all material respects, subject to the qualifications, limitations and assumptions set forth in the Prospectus Supplement.

This opinion letter speaks only as of the date hereof. Accordingly, any person relying on this opinion letter at any time after the date of this opinion letter should seek advice of its counsel as to the proper application of this opinion letter at such time.

I express no opinion with respect to the transactions referred to herein or in the Prospectus Supplement, the Prospectus, or the Registration Statement other than as expressly set forth herein, nor do I express any opinion herein concerning any law other than the tax laws of the Republic of Chile in force and as interpreted at the date of this opinion. I have not, for purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.

I hereby consent to the filing with the U.S. Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement, and to the references made to me under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Prospectus Supplement, the Prospectus, or the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act of 1933, as amended.

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Very truly yours,

/s/ Marcos Cruz
Marcos Cruz
Tax Counsel
Enel Américas S.A.